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                                                                EXHIBIT 99

IMMEDIATE RELEASE
INVESTOR CONTACT:  Valda Colbart, 419-784-2759, rfcinv@rurban.net

               RURBAN FINANCIAL CORP. ANNOUNCES RESIGNATION OF CFO

DEFIANCE, Ohio, November 10, 2005 - - Rurban Financial Corp. (Nasdaq: RBNF) ("Rurban") a leading provider of full service banking, investment management, trust services and bank data processing, announced today that James E. Adams, Chief Financial Officer has resigned, effective November 30, 2005, to accept a Chief Financial Officer position at a $1.6 billion bank in Tennessee.

Kenneth A. Joyce, President and Chief Executive Officer, commented, "We are sorry that Jim has decided to move on, but we wish him well in his new position. Jim has been an important part of our restructuring team, but the majority of that work has been completed. We are prepared to move forward with a new emphasis in our finance area, and we have several candidates that we are considering. In the meantime, we have a quality team in place at Rurban to establish and lead our growth initiatives, which assures us of a smooth flow of daily operations as we evaluate in-house candidates, as well as those from outside the company."

ABOUT RURBAN FINANCIAL CORP.
Rurban Financial Corp. is a publicly-held financial services holding company based in Defiance, Ohio. Rurban's wholly-owned subsidiaries are The State Bank and Trust Company, Reliance Financial Services, N.A., Rurbanc Data Services, Inc. (RDSI) and RFCBC, Inc. The bank offers a full range of financial services through its 13 offices in Defiance, Paulding, Fulton and Allen Counties. Reliance Financial Services offers a diversified array of trust and financial services to customers throughout the Midwest. RDSI provides data processing services to community banks in Ohio, Michigan, Indiana, Illinois and Missouri.

Rurban's common stock is quoted on the Nasdaq National Market under the symbol RBNF. The Company currently has 10,000,000 shares of stock authorized and 4,571,317 shares outstanding. The Company's website is http://www.rurbanfinancial.net.

FORWARD-LOOKING STATEMENTS
Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.

Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made. All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.



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